BRITISH COLUMBIA

NUMBER: **343855**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

I Hereby Certify *that*

CONSOLIDATED KAITONE HOLDINGS LTD.

has this day changed its name to

LARGO RESOURCES LTD.

Issued *under my hand at Victoria, British Columbia*
on May 08, 2003

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA